EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 31, 2015, relating to the consolidated financial statements of ALJ Regional Holdings, Inc. and Subsidiaries, included in the Registration Statement on Form 10-12B/A of ALJ Regional Holdings, Inc. filed with the SEC on April 22, 2016.

/s/ Mayer Hoffman McCann P.C.

San Diego, CA

August 22, 2016